Exhibit 99.1

Sangui wound dressing patent granted

Witten, Germany, April 11, 2012 - As expected and previously indicated, the European Patent Office has granted a patent based on Sangui’s application “Therapeutically Active Wound Dressings, Production thereof, and Use of the same”. The grant is effective today, April 11, 2012, subsequent to its official publication by the Patent Office.

SanguiBioTech GmbH is a ninety percent subsidiary of Sangui BioTech International, Inc.

(www.otcmarkets.com: SGBI)

For more information please contact:

Joachim Fleing

Phone: +49 (160) 741 27 17

Fax: +49 (2302) 915 191

e-mail: fleing@sangui.de

Some of the statements contained in this news release discuss future expectations, contain projections of results of operation or financial condition or state other “forward-looking” information. These statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and is derived using numerous assumptions.  Important factors that may cause actual results to differ from projections include, among many others, the ability of the Company to raise sufficient capital to meet operating requirements. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.